EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Friendly Ice Cream Corporation (the “Company”) for the period ended October 1, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald N. Smith, as Chairman of the Board and Acting Principal Executive Officer of the Company, and Paul V. Hoagland, as Executive Vice President of Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1)                                      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)                                      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DONALD N. SMITH
Name:	Donald N. Smith
Title:	Chairman of the Board (Acting Principal
Executive Officer)
Date:	November 8, 2006

By:	/s/ PAUL V. HOAGLAND
Name:	Paul V. Hoagland
Title:	Vice President of Administration and
Executive Chief Financial Officer (Principal Financial
Officer)
Date:	November 8, 2006